EXHIBIT 4.52

EXECUTION VERSION

CONSENT AND FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS CONSENT AND FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of July 25, 2014 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS GROUP INC. – GROUPE BIRKS INC. (formerly known as BIRKS & MAYORS INC.), a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”), and (vi) BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agents (the “Co-Collateral Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agents, and the Co-Collateral Agents are party to that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of June 8, 2011 (as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 22, 2013, by that certain Second Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated as of May 12, 2014, that certain Third Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated as of June 10, 2014 and as may be further amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers have requested, among other things, that the Lenders and the Agents amend certain provisions of the Credit Agreement subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers, the Lenders, and the Agents have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to the Credit Agreement.

(a) Amendment to Section 1.1. The following new definitions are hereby inserted into Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Additional Availability - the receipt by the Borrowers after the Fourth Amendment Effective Date of at least Cdn$3,000,000 of additional cash from new financings or Additional Subordinated Debt, or from cash equity contributions, in each case, acceptable to the Agents and Lenders.”

“Fourth Amendment - the Consent and Fourth Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated as of July [    ], 2014 by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Agents and the Co-Collateral Agents.”

“Fourth Amendment Effective Date - July [    ], 2014.”

(b) Amendment to Section 1.1. The definition of “Montrovest LC Effective Advance Rate” is hereby deleted in its entirety and the following substituted in its stead:

“Montrovest LC Effective Advance Rate - (a) from the Third Amendment Effective Date through and including August 31, 2014, 100%, (b) so long as the Additional Availability has not been received, on the first calendar day of each calendar month following August 31, 2014, the Montrovest LC Effective Advance Rate shall be deemed reduced by two and one half percentage points from the Montrovest LC Effective Advance Rate in effect during the prior calendar month and (c) commencing upon the receipt of the Additional Availability, the Montrovest LC Effective Advance Rate shall be 100%.”

(c) Amendment to Section 1.1. The definition of “Required Milestones” is hereby amended by replacing the reference to “Third Amendment” with “Fourth Amendment” in such definition.

(d) Amendment to Section 1.1. The definition of “Schedule III Reserve” is hereby amended by replacing the reference to “Third Amendment” with “Fourth Amendment” in such definition.

(e) Amendment to Section 1.1. The definition of “Second Contribution” is hereby deleted in its entirety.

(f) Amendment to Section 10.2. Section 10.2.26 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“10.2.26. Budget Compliance. Until a Recapitalization Transaction has been consummated, no Loan Party shall allow (a) until Additional Availability is received, (i) Actual Cash Receipts for any Cumulative Four Week Period to be less than 90% of the Budgeted Cash Receipts for any such Cumulative Four Week Period and (ii) Actual Disbursement Amounts for any Cumulative Four Week Period to exceed 110% of the Budgeted Disbursement Amounts for any such Cumulative Four Week Period and (b) after Additional Availability is received, (i) Actual Cash Receipts for any Cumulative Four Week Period to be less than 87.5% of the Budgeted Cash Receipts for any such Cumulative Four Week Period and (ii) Actual Disbursement Amounts for any Cumulative Four Week Period to exceed 112.5% of the Budgeted Disbursement Amounts for any such Cumulative Four Week Period. The parties acknowledge that the Borrowers may consummate special sales for consideration of at least $100,000 for which the cash proceeds for such sales are received in one reporting period but the disbursement to satisfy the payable relating thereto is not made until a subsequent period. With respect to such special sales, an amount equal to the cash proceeds for such special sale less the related payable for the goods which are the subject of the special sale shall be included in the period in which the full purchase price for such sale is received (it being understood that the receipt of a deposit in connection with such special sale shall not be included as a cash receipt until the goods relating thereto are received by the purchaser and the full purchase price paid), to the end that the related payable shall be deemed a disbursement for the same period in which the cash receipts are received, whether or not such disbursement is in fact made during such period. Thereafter, when the disbursement for such payable is actually made, such payment shall not be deemed a disbursement in the period when actually made.”

§2. Consents; No Waivers.

(a) The Agents and the Lenders hereby acknowledge that the thirteen (13) week cash flow budget submitted to the Agents on July 22, 2014 for the period ending October 18, 2014 is satisfactory. The Agents and the Lenders agree that they will not undertake any action against the Borrowers or Guarantors solely by virtue of the Agents’ and the Lenders’ failure to have approved any budget submitted to them prior to July 22, 2014.

(b) On the Fourth Amendment Effective Date, solely for purposes of acknowledging the Borrowers’ compliance with the Required Milestones for June 20, 2014 and June 27, 2014, the Agents and the Lenders shall be deemed to have approved (x) the initial Compliance Certificate delivered to the Agents dated June 20, 2014 and (y) the Restructuring Plan dated June 26, 2014; provided that:

(i) such approval shall not constitute the Agents’ and the Lenders’ approval of any Recapitalization Transaction. The terms of any Recapitalization Transaction will be subject to the approval of the Agents and the Lenders at a later date;

(ii) such approval shall not constitute the Agents’ or the Lenders’ approval of any budget for periods subsequent to October 18, 2014, or any components of such budgets, including without limitation, Budgeted Cash Receipts or Budgeted Disbursement Amounts; and

(iii) such approval shall not constitute the Agents’ or the Lenders’ approval of any one time restructuring charges in connection with severance and lease termination costs resulting from implementation of the Restructuring Plan for purposes of determining Consolidated EBITDA or for any other purpose under the Credit Agreement.

§3. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the

“Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the other Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are true and correct, in all material respects, as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) As of the date hereof, and after giving effect to the loan pursuant to that certain Offre de Prêt (Loan Offer) from Investissement Québec to the Canadian Borrower on July 22, 2014, the aggregate principal amount of Quebec Subordinated Debt outstanding is an amount equal to Cdn$11,375,009 and the accrued interest as of July 22, 2014 on the principal amount of Quebec Subordinated Debt which has been advanced is equal to Cdn$52,551.36.

(g) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§4. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions (the “Fourth Amendment Effective Date”), in each case in a manner satisfactory in form, scope and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Lenders and shall be in full force and effect.

(b) The Administrative Agent shall have received a duly executed Consent and Second Amendment to Second Amended and Restated Term Loan and Security Agreement dated as of the date hereof by and among the Loan Parties, the Term Loan Lenders, Pathlight Capital, LLC as Term Loan Agent and the “Co-Collateral Agents” (as defined therein).

(c) The Administrative Agent shall have received a duly executed Third Amendment to Amended and Restated Intercreditor Agreement dated as of the date hereof, by and among the Agents, the Term Loan Agent, the Co-Collateral Agents (as such term is defined in the Term Loan Agreement) and acknowledged by each Loan Party.

(d) The Administrative Agent shall have received a duly executed Amendment to the Quebec Subordination Agreements on terms acceptable to the Administrative Agent and the Lenders or other evidence from Investissement Québec acceptable to the Administrative Agent and the Lenders that the Moratorium is effective and the Quebec Subordination Agreements incorporate such Moratorium. As used herein, “Moratorium” means a principal moratorium with respect to the Quebec Subordinated Debt valued at approximately Cdn$2,500,000.

(e) The Borrowers shall have paid to the Administrative Agent, for the ratable benefit of the Lenders, a fee in the amount of 0.05% of the Commitments ($57,500) (the “Amendment Fee”), which Amendment Fee shall be fully earned, due and payable on the date of this Amendment.

(f) The Borrowers shall have paid all reasonable costs and expenses incurred by the Agents, including the fees and expenses of the Agents’ US and Canadian counsels, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(g) The Agents shall have received such other items, documents, agreements, items or actions as the Agents may reasonably request in order to effectuate the transactions contemplated hereby.

(h) No Default or Event of Default shall have occurred and be continuing.

§5. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (a) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (b) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the

Administrative Agent, the Canadian Agent, the Co-Collateral Agents, any Issuing Bank or any Lender; and (c) each of the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Co-Collateral Agents’, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents and (ii) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Co-Collateral Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case of clause (i) or (ii), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§6.	Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Amendment shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

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[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Vice President, Business Development

CANADIAN BORROWER:

BIRKS GROUP INC.
GROUPE BIRKS INC. (formerly known as Birks & Mayors Inc.)

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Vice President, Business Development

By:	/s/ Miranda Melfi
Name:	Miranda Melfi
Title:	Vice President, Legal Affairs
and Corporate Secretary

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CREDIT AND SECURITY AGREEMENT]

GUARANTORS:

MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC.
JBM VENTURE CO., INC.
MAYOR’S JEWELERS INTELLECTUAL
PROPERTY HOLDING COMPANY

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Vice President, Business Development

CASH, GOLD & SILVER INC. – OR ET ARGENT,
COMPTANT INC.
CASH, GOLD & SILVER USA, INC. (formerly known
as Henry Birks & Sons U.S., Inc.)

By:	/s/ Marco Pasteris
Name:	Marco Pasteris
Title:	Vice President

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CREDIT AND SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

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CREDIT AND SECURITY AGREEMENT]

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada
branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

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CREDIT AND SECURITY AGREEMENT]

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Director

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CREDIT AND SECURITY AGREEMENT]

US LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Ian Maccubbin
Name:	Ian Maccubbin
Title:	Assistant Vice President

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CREDIT AND SECURITY AGREEMENT]

US LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Randon Gardley
Name:	Randon Gardley
Title:	Vice President

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CREDIT AND SECURITY AGREEMENT]

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING

CREDIT AND SECURITY AGREEMENT]

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Domenic Cosentine
Name:	Medina Sales de Andrade
Title:	Vice President

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CREDIT AND SECURITY AGREEMENT]

CANADIAN LENDERS:

BANK OF MONTREAL

By:	/s/ L.M. Junior Del Brocco
Name:	L.M. Junior Del Brocco
Title:	Senior Manager

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CREDIT AND SECURITY AGREEMENT]

Schedule III

Required Milestones

The Borrowers and/or the Guarantors shall or shall cause each of the following to occur (each, a “Required Milestone”), on or prior to the dates set forth below (it being agreed that time is of the essence):

(a) on or before June 20, 2014, the Borrowers shall deliver to the Agents an initial Compliance Certificate in accordance with Section 10.1.23(b) of the Credit Agreement which shall be in form and substance acceptable to the Agents;

(b) on or before June 27, 2014, the Borrowers shall deliver to the Agents an operational restructuring plan (the “Restructuring Plan”) prepared by the Borrowers with the assistance of Richter Advisory Group Inc. that is acceptable to the Agents and the Lenders;

(c) on or before February 10, 2015, the Borrowers shall close the Recapitalization Transaction.

provided that upon the failure of the Borrowers and/or the Guarantors to comply with the foregoing Required Milestones as and when due, an additional reserve in the sum of up to $2,500,000 (the “Schedule III Reserve”) may be established by the Agents until such failure is cured. Any such failure shall not constitute an Event of Default.